EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion by reference in this registration statement on Form S-3 (Registration No. 333- ) of our report dated March 30, 1998 on our audits of the financial statements of Anicom, Inc., our report dated September 9, 1997 on the financial statements of Energy Electric Cable, a division of Connectivity Products Incorporated appearing in the Company's Current Report on Form 8-K/A (Amendment No. 1), dated September 25, 1997, our report dated April 25, 1996 on the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), May 23, 1996, and our report dated October 1, 1996 on the financial statements of Norfolk Wire & Cable, Inc. appearing in the Company's Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996. We also consent to the reference to our firm under the caption "Experts".


Chicago, Illinois
April 17, 1998

                                   /s/ COOPERS & LYBRAND L.L.P.